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                                                                     Exhibit 5.1

                                Form of Opinion

                          [COOLEY GODWARD LETTERHEAD]

May 19, 2000

Aspect Development, Inc.
1395 Charleston Road
Mountain View, CA  94043

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the filing by Aspect Development, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 4,054,244 shares of the Company's Common Stock, $.001 par value, pursuant to the Company's 1997 Nonstatutory Stock Option Plan, the Transition Analysis Component Technology, Inc. 1997 Stock Option Plan and the Bruce Blackford and Jeff Hanser Option Agreements for TACTech Common Stock (collectively the "Plans").

In connection with this opinion, we have examined the Plans and the Registration Statement, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:
       /s/ James C. Kitch
     _________________________
     James C. Kitch, Esq.